UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013 (May 24, 2013)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	001-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2013, the registrant held its 2013 Annual Meeting of Shareholders. The following matters were submitted to a vote of the shareholders of record as of March 15, 2013 through the solicitation of proxies:

1.	To elect seven directors to serve for one year and until their successors have been duly elected and qualified;
2.	To provide an advisory (non-binding) vote to approve compensation of the registrant’s named executive officers; and
3.	To ratify the selection of Ernst & Young LLP as the registrant’s independent registered public accounting firm for 2013.

All seven nominees were elected to serve for one year and until their successors have been duly elected and qualified. The results of the election were as follows:

	For	Withheld	Broker Non-Votes
H. Eric Bolton, Jr.	35,300,647	617,565	3,588,865
Alan B. Graf, Jr.	35,831,868	86,344	3,588,865
Ralph Horn	34,803,898	1,114,314	3,588,865
Philip W. Norwood	34,991,666	926,546	3,588,865
W. Reid Sanders	35,822,150	96,062	3,588,865
William B. Sansom	34,830,421	1,087,791	3,588,865
Gary Shorb	35,826,809	91,403	3,588,865

The advisory (non-binding) vote to approve the compensation of named executive officers was in favor of executive compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
34,589,984	1,284,948	43,280	3,588,865

Ernst & Young LLP was ratified to serve as the registrant’s independent registered public accounting firm for 2013. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
39,228,576	262,295	16,206	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: May 24, 2013	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)